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                                                                Exhibit No. 2.18


                                                                  EXECUTION COPY



                     AMENDMENT TO THE MASTER EXPORT CONTRACT

            AMENDMENT (this "AMENDMENT"), dated as of May 21, 2003 among PETROLEO BRASILEIRO S.A. - PETROBRAS, a mixed capital company (sociedade anonima de economia mista) organized and existing under the laws of Brazil ("PETROBRAS") and PETROBRAS FINANCE LTD., an exempted company incorporated with limited liability and organized and existing under the laws of the Cayman Islands ("PETROBRAS FINANCE").

            WHEREAS, Petrobras and Petrobras Finance entered into the Master Export Contract dated as of December 21, 2001 (the "MASTER EXPORT CONTRACT"), pursuant to which Petrobras promised to export certain amounts of Eligible Products to Petrobras Finance;

            WHEREAS, on the Closing Date, U.S. Bank, National Association, Cayman Islands Branch, as Trustee (the "TRUSTEE") of the PF Export Receivables Master Trust (the "TRUST") issued to Petrobras Finance $750,000,000 aggregate principal amount of Senior Trust Certificates and $150,000,000 aggregate principal amount of Junior Trust Certificates in consideration of the purchase by the Trustee of certain receivables from Petrobras Finance generated or to be generated from the sale by Petrobras Finance to certain Buyers of Eligible Products received from Petrobras under the Prepayment Agreement and the Master Export Contract;

            WHEREAS, on the Second Closing Date, the Trustee intends to issue to Petrobras Finance additional $750,000,000 aggregate principal amount of Senior Trust Certificates and $150,000,000 aggregate principal amount of Junior Trust Certificates; and

            WHEREAS, in connection with such additional issuance of the Senior Trust Certificates, the parties hereto wish to amend the Master Export Contract as required in Section 4.01(b) of the Trust Deed.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Master Export Contract and the Amended and Restated Receivables Purchase Agreement dated as of May 21, 2003 among the Trustee, Petrobras and Petrobras Finance.

            Section 2. Amendments. Effective as of the date hereof, the Master Export Contract shall be hereby amended as follows:

            (i) references in the Master Export Contract to any Transaction Document or any other document or agreement shall be deemed to include references to such Transaction Document or such other document or agreement as amended, varied,
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      supplemented or replaced from time to time in accordance with the terms of the Transaction Documents and this Agreement and to include any appendices, schedules and Exhibits executed in connection and in accordance therewith;

            (ii) the definition of Offtake Contract shall be replaced in its entirety with the following:

            "OFFTAKE CONTRACT" shall mean collectively (i) the agreement dated as of December 21, 2001 (as amended by the letter agreement dated as of May 16, 2003 and, from time to time, in accordance with the provisions thereof) between Petrobras Finance and Citibank, N.A., as Offtaker; (ii) the agreement dated as of May 21, 2003, between Petrobras Finance and Citibank, N.A., as Offtaker; and (iii) any other offtake agreement substantially in the form of the agreements in clauses (i) and (ii) (except for the floor price) pursuant to which Petrobras Finance will agree to Sell, and an Offtaker will agree to buy, Eligible Products and, if applicable, any additional hedging arrangements entered into in connection with such other offtake agreement; provided, however, that if a hedging arrangement is in a form other than an Offtake Contract, it must be in form and substance satisfactory to the Enhancers;

            (iii) references in the definitions of "Prepaid Oil Products" and "Quarterly Delivery Requirement" in Section 1.01 of the Master Export Contract to Column (E) of Exhibit A to the Prepayment Agreement shall be deemed to be references to Column (E) of Exhibit A to the Amended and Restated Prepayment Agreement dated as of May 21, 2003, between Petrobras Finance and Petrobras (the "AMENDED PREPAYMENT AGREEMENT");

            (iv) references in the definition of "Termination Payment" in
      Section 1.01 of the Master Export Contract to Columns (C) and (D) of Exhibit A to the Prepayment Agreement shall be deemed to be references to Columns (C) and (D-1) through (D-3), respectively, of Exhibit A to the Amended Prepayment Agreement;

            (v) each of the representations and warranties made by Petrobras in
      Section 4.01 of the Master Export Contract shall also be deemed to be made under the Master Export Contract on and as of the Second Closing Date, provided that (i) all references to the audited financial statements of Petrobras and the consolidated subsidiaries shall be deemed to be references to the audited financial statements of Petrobras and its consolidated subsidiaries included in the Offering Memorandum, (ii) all references to unaudited financial statements of Petrobras and its consolidated subsidiaries shall be deleted, and (iii) all references to the "Offering Memorandum" shall be deemed to be references to the Offering Memoranda relating to the issuance, on the Second Closing Date, of Additional Senior Trust Certificates; and

            (vi) Section 9.03(a) of the Master Export Contract shall deleted in its entirety and substituted with the following: "(a) No provision of this Agreement may be amended or waived, and this Agreement may not be terminated other than as contemplated herein, without the written consent of each of the parties hereto and the Trustee."

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            Section 3. General Representations and Warranties. Petrobras Finance
hereby represents and warrants on the date hereof to the Trustee as follows:

            (a) Organization. Petrobras Finance is (i) duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own its properties and assets and conduct its business as now being conducted and as proposed to be conducted and (ii) qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

            (b) Power and authority. Petrobras Finance has full power, authority and legal right to execute and deliver this Amendment and to perform and observe the terms and conditions hereof.

            (c) Execution and delivery. The execution, delivery and performance by Petrobras Finance of this Amendment, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.

            (d) Enforceability. This Amendment has been duly executed and delivered by Petrobras Finance and is the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles of law (whether enforcement is sought by proceedings in equity or at law).

            Section 4. Miscellaneous. Except as herein provided, the Master Export Contract shall remain unchanged and in full force and effect and each reference to the Master Export Contract shall be a reference to the Master Export Contract, as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Trustee, on behalf of the Certificate Holders and the Enhancers, is expressly hereby a third party beneficiary with respect to obligations of Petrobras and Petrobras Finance under this Amendment and shall be entitled to enforce the same. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.



                                       3
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.
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
STATE OF NEW YORK         )               PETROLEO BRASILEIRO S.A. - PETROBRAS
COUNTY OF NEW YORK        )     ss.:

Sworn before me this                      By:___________________________________
____ day of __________________, 2003         Name:
                                             Title:



STATE OF NEW YORK         )               PETROBRAS FINANCE LTD.
COUNTY OF NEW YORK        )     ss.:

Sworn before me this                      By:___________________________________
____ day of __________________, 2003         Name:
                                             Title:
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The undersigned agrees and consents to the foregoing amendment:

U.S. BANK, NATIONAL ASSOCIATION,
   CAYMAN ISLANDS BRANCH,
       as Trustee on behalf of the PF Export
       Receivables Master Trust
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
By:___________________________________      STATE OF NEW YORK       )
                                            COUNTY OF NEW YORK      )       ss.:
   Name:
   Title:

Date:_________________________________
                                           Sworn before me this
                                            ____ day of __________________, 2003

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                                      S-1
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Action by the Controlling Parties:

Pursuant to the requirements of Section 7.01(o)(i) of the Amended and Restated Trust Deed dated December 21, 2001 as amended and restated from time to time (the "TRUST DEED") among U.S. Bank, National Association, Cayman Islands Branch, in its capacity as trustee of the PF Export Receivables Master Trust (the "TRUST"), Citibank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as Registrar, Paying Agent, Transfer Agent and Depositary Bank, and Petrobras International Finance Company, a company organized and existing under the laws of the Cayman Islands, in its capacity as Servicer under the Servicing Agreement, the undersigned, being the Controlling Parties with respect to all of the outstanding Senior Trust Certificates issued by the Trust, do hereby consent to the amendments to the Master Export Contract contemplated herein.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Trust Deed.

This consent may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Action of the Controlling Parties on the dates set forth following their respective signatures.

AMBAC ASSURANCE CORPORATION



By:___________________________________
   Name:
   Title:

MBIA INSURANCE CORPORATION



By:___________________________________
   Name:
   Title:

XL CAPITAL ASSURANCE INC.



By:___________________________________
   Name:
   Title:
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